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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    June 22,1997
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                       DENTAL SERVICES OF AMERICA, INC.
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            (Exact name of registrant as specified in its charter)


        Delaware                     33-11935                59-2754843
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)               File No.)            Identification No.)


        12000 Biscayne Boulevard, Suite 200, North Miami, FL Md. 33181
        --------------------------------------------------------------


Registrant's telephone number, including area code     (305) 895-0716
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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On June 22, 1997 the Registrant executed an agreement to acquire a 10,000 square building located at 2260 S. W. 8th Street, Miami, Fl. from Luis Cruz, M.D. The building will be delivered empty and it is anticipated that the Registrant will utilize it for corporate offices. See Item 5 for further information.

Item 5.  Other Events.
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     On June 22, 1997 the Registrant executed an agreement with Luis Cruz, M.D.
Pursuant to the agreement Dr. Cruz will sell to the Registrant the real estate described in Item 2 for 250,000 shares of Registrant's Class C Convertible Preferred Stock. In addition, Dr. Cruz agreed to purchase 100,000 shares of Registrant's Series A Convertible Preferred Stock for a cash payment of $495,000. The agreement with Dr. Cruz is filed as an exhibit herewith. Concurrent with the closing, Dr. Cruz is acquiring a warrant to acquire 500,000 shares of the Registrant's common stock for $1.00 per share from a holder of such warrant.

     Registrant's Board of directors adopted resolutions designating the rights and preferences of the Company's Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and Class 10 Convertible Preferred Stock.

     Dr. Cruz was elected as a director of the Company and Chairman and Chief Executive Officer of the Company and Maria Suarez was elected as a director of the Company.

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     On June 30, 1997 Paulo Dominguez resigned as President and director of the
Registrant. Luis Cruz, M.D. was named to the additional post of President.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     Exhibit 1 herewith is the preferred stock acquisition agreement between
Registrant Luis Cruz, M.D.

     Exhibit 2 herewith is Certificate of Designation of Preferred Stock.

                                  SIGNATURES
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     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DENTAL SERVICES OF AMERICA, INC.



                                      By:  /s/ LUIS CRUZ
                                          --------------------------
                                               Luis Cruz, President

June 30, 1997

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